UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 16, 2010

THWAPR, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53640	26-1359430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 12th Avenue, 3rd Floor, New York, NY 10001
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  +1 (877) 841-5343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.   Entry into a Material Definitive Agreement.

On July 20, 2010, Thwapr, Inc. (the “Company”), entered into an Exchange Offer Agreement (the “Exchange Agreement”) with various holders of the Company’s Common Stock (the “Stockholders”), whereby the Stockholders agreed to exchange 141,184,908 shares of Common Stock at a ratio of one (1) share of Series A Preferred Stock for three (3) shares of Common Stock, for an aggregate of 47,061,636 shares of Series A Preferred Stock, with such rights and designations of the Series A Preferred Stock evidenced by the Certificate of Designation described below.

Subject to certain exceptions as set forth in the Exchange Agreement, the sale or transfer of the shares of Series A Preferred Stock and the shares of Common Stock issuable upon conversion of the Series A Preferred Stock are prohibited until the earlier to occur of (x) July 20, 2012 or (y) the occurrence of a Change in Control, as defined in the Certificate of Designation.

The Company agreed to take all necessary action to amend the Company’s Articles of Incorporation, including obtaining the requisite stockholders’ approval for such amendment, no later than twelve (12) months from the date of the Exchange Agreement, to provide that the Board of Directors may designate the voting power of the Preferred Stock, if any, regardless of the equivalent voting ratio to Common Stock.

The form of the Exchange Agreement is attached to this report as Exhibit 2.1 and the terms and conditions are incorporated herein. The foregoing statements are not intended to be a complete description of all terms and conditions.

Section 5 - Corporate Governance and Management

Item 5.03.   Amendments to Articles of Incorporation

As authorized by the Company’s Articles of Incorporation, the Board of Directors of the Company has designated 47,061,636 shares of the 50,000,000 authorized shares of preferred stock, as Series A Preferred Stock, having such powers, designation, preferences, limitations, restrictions and relative rights as set forth in the Certificate of Designation for the Company’s Series A Preferred Stock (the “Certificate of Designation”) filed with the Nevada Secretary of State on July 16, 2010.

The shares of Series A Preferred Stock are convertible into shares of Common Stock at a ratio of three (3) shares of Common Stock for each one (1) share of Series A Preferred Stock (subject to adjustments as set forth in the Certificate of Designation), at the option of the Stockholder or automatically upon a Change of Control as set forth in the Certificate of Designation.  The Series A Preferred Stock rank pari passu with the Common Stock with respect to dividends and rights upon liquidation, dissolution or winding up of the Corporation.  The Series A Preferred Stock will vote together with the Common Stock and not as a separate class.  The Series A Preferred Stock will initially vote only on a share for share basis with the Common Stock on any matter until the Company shall have filed an amendment to its Articles of Incorporation with the Nevada Secretary of State providing that the Board of Directors may designate the voting power of the Preferred Stock, if any, regardless of the equivalent voting ratio to Common Stock. Upon the effective date of the such amendment each share of Series A Preferred Stock will have a number of votes equal to the number of shares of Common Stock then issuable upon conversion of each share of Series A Preferred Stock.

The text of the Certificate of Designation is attached as Exhibit 3.1 hereto.

Section 9 - Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits.

(d)   Exhibits

Exhibit
No.	Description
2.1	Exchange Offer Agreement dated July 20, 2010, made by and between the Company and certain Stockholders

3.1	Certificate of Designation of Series A Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2010	THWAPR, INC.

	By:	/s/ Barry Hall
Barry Hall
Chief Financial Officer